SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 _________________________________________________
Date of Report (Date of earliest event reported): January 25, 2001
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events.

CATERPILLAR INC.

DECEMBER 2000 DEALER RETAIL STATISTICS

All comparisons are based on constant dollars.

Retail Sales of Machines by marketing region for Oct-Dec 2000 compared with Oct-Dec 1999 are:

Asia/Pacific	DOWN 8-15%
EAME	UP 16-24%
Latin America	UP 8-15%
Subtotal	UP 8-15%
North America	FLAT
World	UP 2-7%

Sales of Reciprocating & Turbine Engines to Retail Users & OEMs by market application for

Oct-Dec 2000 compared with Oct-Dec 1999 are:

Truck	DOWN more than 25%
Electric Power	DOWN 8-15%
Industrial	DOWN 2-7%
Marine	UP 8-15%
Petroleum	UP 2-7%
Total	DOWN 8-15%

Dealer Machine Inventories:

Dec vs Nov 2000	Dec 2000 vs. Dec 1999	Months 2000*	Months 1999*
Asia/Pacific
UP 8-15%	UP 8-15%	3.7	3.5
EAME
DOWN 16-24%	UP 16-24%	2.8	3.0
Latin America
DOWN less than 2%	FLAT	4.0	4.4
Subtotal
DOWN 8-15%	UP 8-15%	3.1	3.3
North America
DOWN 2-7%	DOWN 8-15%	3.0	3.4
World
DOWN 2-7%	UP less than 2%	3.2	3.5

*Number of months of sales in inventory as of December 2000 and December 1999

The retail statistics for December will be available on voice mail at (309) 675-8000 through February 15. Call this number for additional comments on the monthly statistics. January retail numbers will be available on February 16.

Jim Anderson, Director of Investor Relations
Caterpillar Inc.
January 18, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

By: /s/ R. Rennie Atterbury III
R. Rennie Atterbury III
Vice President

Date: January 25, 2001